Calculation of Filing Fee Tables
S-8
MiNK Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.00001 par value per share	Other	188,249	$ 11.25	$ 2,117,801.25	0.0001381	$ 292.47
2	Equity	Common stock, $0.00001 par value per share	Other	47,062	$ 11.25	$ 529,447.50	0.0001381	$ 73.12
Total Offering Amounts:						$ 2,647,248.75		$ 365.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 365.59
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of MiNK Therapeutics, Inc.'s (the "Registrant's") common stock, par value $0.00001 per share ("Common Stock"), as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. (2) Consists of 188,249 shares of the Registrant's Common Stock that became available for issuance on January 1, 2026 under the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") resulting from the annual "evergreen" increase in the number of authorized shares reserved and available for issuance under the 2021 EIP on January 1, 2026. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h), based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on August 11, 2026. (4) The Registrant does not have any fee offsets.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of MiNK Therapeutics, Inc.'s (the "Registrant's") common stock, par value $0.00001 per share ("Common Stock"), as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. (2) Consists of 47,062 shares of the Registrant's Common Stock that became available for issuance under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") resulting from the annual "evergreen" increase in the number of authorized shares reserved and available for issuance under the 2021 ESPP on January 1, 2026. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h), based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on August 11, 2026. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources